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Exhibit 10.1

LPL INVESTMENT HOLDINGS INC. AND AFFILIATES
2009 CORPORATE EXECUTIVE BONUS PLAN

Approved by Compensation Committee on March 31, 2009

Administrator:	The Compensation and Human Resources Committee (the "Committee")
Eligible Employees:	Chief Executive Officer—Mark S. Casady President and Chief Operating Officer—Esther M. Stearns
Awards:	The maximum award amount that may be paid to the Chief Executive Officer under this Plan for the 2009 calendar year shall be the amount as set forth on Exhibit A hereto.
The maximum award amount that may be paid to the President and Chief Operating Officer under this Plan for the 2009 calendar year shall be the amount as set forth on Exhibit A hereto.
The maximum award amounts described above shall be subject to reduction as set forth below.
Prior to the time that such remuneration, if any, is paid, the Committee shall certify that the criteria established on Exhibit A has been obtained.
Power to Reduce Awards:	The Committee shall have the power, in its sole discretion, to reduce the amount payable to any eligible employee under the Plan.

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  Exhibit 10.1